Exhibit 99.1

Arcimoto Announces $3.4 Million Common Stock Only Registered Direct Offering

EUGENE, Ore. -- Arcimoto, Inc.® (NASDAQ: FUV) announced today that it has entered into a securities purchase agreement with a single institutional investor to sell 800,000 shares at the offering price of $4.25 per share for expected gross proceeds of $3.4 million. The closing of the offering is expected to occur on March 26, subject to the satisfaction of customary closing conditions. Chardan acted as a financial advisor for the transaction.

“The problem -- and opportunity -- we face is massive: to transform a transportation system bogged down by oversized, expensive, polluting vehicles that take up too much space, are difficult to park, contribute to congestion, and, for the vast majority of journeys, carry only one or two people and a relatively small amount of stuff,” said Mark Frohnmayer, Founder and President of Arcimoto. “At Arcimoto, we’re creating better tools for the job of everyday driving, purpose-built for the vast majority of vehicle trips at a fraction of the overall cost and environmental footprint of today’s cars. With our first retail customer deliveries planned for this June, we are encouraged by the continued support of institutional investors who share in our vision.”

The shares of common stock described above are being offered by Arcimoto pursuant to a shelf registration statement previously filed on October 3, 2018, and declared effective by the Securities and Exchange Commission (“SEC”) on October 17, 2018. The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Arcimoto, Inc.

Headquartered in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle, Rapid Responder, and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to Evergreen deliveries, the establishment of our service and delivery network and our expected rate of production. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; and unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Contacts

Investor Relations Contact:
Greg Falesnik
Managing Director
MZ Group – MZ North America
Main: 949-385-6449
investor@arcimoto.com

Public Relations Contact:
Susan Donahue
Managing Director
Skyya Communications
Main: 646-454-9378
pr@arcimoto.com

2